As filed with the Securities and Exchange Commission on November 12, 1998
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Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
               ________________________________________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
               ________________________________________________
                             II-VI INCORPORATED
            (Exact name of registrant as specified in its charter)

        Pennsylvania                         25-1214948
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)           Identification No.)

   375 Saxonburg Boulevard
   Saxonburg, Pennsylvania                      16056
(Address of principal executive offices)      (Zip Code)
               ________________________________________________

                              II-VI INCORPORATED
                           STOCK OPTION PLAN OF 1997
                            (Full title of the plan)
               ________________________________________________

                           Carl J. Johnson, Chairman
                              II-VI Incorporated
                            375 Saxonburg Boulevard
                         Saxonburg, Pennsylvania 16056
                    (Name and address of agent for service)

                                (724) 352-4455
                    (Telephone number of agent for service)

                          Copies of communication to:

Ronald Basso, Esquire             Robert D. German, Esquire
Buchanan Ingersoll                Sherrard, German & Kelly, P.C.
Professional Corporation          35th Floor, One Oliver Plaza
One Oxford Centre                 Pittsburgh, PA  15222
301 Grant Street, 20th Fl         (412) 355-0200
Pittsburgh, PA  15219
(412) 562-3943
               ________________________________________________

                     CALCULATION OF REGISTRATION FEE
                     -------------------------------
Title of        Amount To   Proposed     Proposed     Amount of
Securities        To Be     Maximum      Maximum    Registration
To Be          Registered   Offering     Aggregate      Fee
Registered                   Price       Offering
                            Per Share      Price
-------------  ----------   ---------    ---------  ------------
Common Stock    309,000     $ 8.31(1)  $ 2,567,790   $ 713.85
(no par value)   11,000    $ 11.00(2)    $ 121,000    $ 33.64
                                                    ============
TOTAL                                                $ 747.49

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low sale price for a share of the Common Stock of the Registrant on the NASDAQ/National Market System as reported in The Wall Street Journal, Midwest Edition, on November 10, 1998.
(2) Computed in accordance with Rule 457(h)(1), based upon the price at which outstanding options may be exercised.

     INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE

     II-VI Incorporated, a Pennsylvania corporation (the "Company"), hereby incorporates by reference into this Registration Statement the information contained in the Company's earlier Registration
Statement, File No. 33-38019, relating to the Company's Stock
Option Plan of 1990.

      SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Saxonburg, Commonwealth of Pennsylvania, on November 12, 1998.

                              II-VI INCORPORATED


                              By:  /s/ Carl J. Johnson
                                  Carl J. Johnson, Chairman and
                                   Chief Executive Officer

      KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Carl J. Johnson, Francis J. Kramer, and James Martinelli, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


/s/ Carl J. Johnson      Chairman, Chief       November 12, 1998
    Carl J. Johnson      Executive Officer
                         and Director


/s/ Francis J. Kramer    President, Chief      November 12, 1998
    Francis J. Kramer    Operating Officer
                         and Director


/s/ James Martinelli     Chief Financial       November 12, 1998
    James Martinelli     Officer, Treasurer,
                         Principal Accounting
                         Officer, and
                         Principal Financial Officer


/s/ Richard W. Bohlen         Director         November 12, 1998
    Richard W. Bohlen


/s/ Thomas E. Mistler         Director         November 12, 1998
    Thomas E. Mistler

/s/ Duncan A.J. Morrison      Director         November 12, 1998
    Duncan A.J. Morrison


/s/ Peter W. Sognefest        Director         November 12, 1998
    Peter W. Sognefest

                            EXHIBIT INDEX
                            -------------

Exhibit No.                 Description
-----------                 -----------


   5.1       Opinion of Buchanan Ingersoll Professional Corporation

  23.1       Consent of Independent Public Accountant

  23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in the opinion filed as Exhibit 5.1)